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                                                                  Exhibit 21
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                              PGI INCORPORATED
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                                SUBSIDIARIES
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                                   State of                   Relationship
                                   ---------                  ------------
                                   Incorporation
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Sugarmill Woods, Inc.              Florida                    Wholly owned(1)
Burnt Store Marina, Inc.           Florida                    Wholly owned(1)
Punta Gorda Isles Sales, Inc       Florida                    Wholly owned(1)
Burnt Store Utilities, Inc         Florida                    Wholly owned(1)
Gulf Coast Credit Corporation      Florida                    Wholly owned(1)
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(1) Included in the Company's consolidated financial statements.